             FOURTH PROSPECTUS SUPPLEMENT DATED JANUARY 12, 1999
                   (to prospectus dated November 11, 1999)


                             Sunbeam Corporation

                                $2,014,000,000
       Zero Coupon Convertible Senior Subordinated Debentures Due 2018
                                     and
      Shares of Common Stock Issuable Upon Conversion of the Debentures


                      ADDITIONAL SELLING SECURITYHOLDERS

        The following represents an addendum to the table of selling securityholders appearing in the November 11, 1999 prospectus on pages 131-32.


                                               Principal Amount at                             Common Stock          Common
                                             Maturity of Debentures      Percent of Total     Owned Prior to       Stock to be
                                             Beneficially Owned and        Outstanding      Original Debentures    Registered
    Selling Securityholders                      Offered Hereby             Debentures           Offering            Hereby
----------------------------------------    ------------------------    -----------------  ---------------------  -------------

Deutsche Bank Securities                         $ 119,637,281                5.9                  --                  --
HBK Master Fund L.P.                               224,168,000               12.1                  --                  --
KS International, Inc.                               1,200,000                --                   --                  --
Mesirow Financial Inc.                                 600,000                --                   --                  --
Miller Tabak Roberts Securities, LLC                   200,000                --                   --                  --
Soben Funds, Inc., Soben International
Fund                                                10,000,000                --                   --                  --
Soundshore Opportunity Holding
Fund Ltd.                                            5,458,000                --                   --                  --




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